UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rock Creek Parkway North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)

(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 20, 2021, Cerner Corporation (“Cerner” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OC Acquisition LLC (“Parent”), Cedar Acquisition Corporation (“Merger Subsidiary”), and, solely for certain limited purposes, Oracle Corporation (“Oracle”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Parent has agreed that Merger Subsidiary will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock (“Common Stock”) for a purchase price of $95.00 per share, net to the holders thereof in cash (the “Offer Price”), without interest and subject to any required tax withholding (the “Merger Consideration”). Following the completion of the Offer, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), the unvested portion of each (1) option to purchase shares of Common Stock (“Stock Options”); (2) share of restricted stock of the Company (“Restricted Stock”); (3) award of restricted stock units of the Company (“RSUs”); and (4) award of performance share units of the Company (“Performance Awards,” and together with the Stock Options, Restricted Stock, and RSUs, the “Compensatory Awards”) that is outstanding immediately prior to the Effective Time and held by a person who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time will be assumed by Oracle and converted automatically at the Effective Time into a corresponding option, share of restricted stock, restricted stock unit, or performance share unit, as the case may be, denominated in shares of Oracle’s common stock. These assumed Compensatory Awards will be subject to terms and conditions that are identical to those applicable to such Compensatory Awards as in effect at the Effective Time, except that the number of shares of Oracle’s common stock subject to these awards and the per share exercise price or purchase price will be adjusted based on an exchange ratio determined by dividing the Merger Consideration by the average closing price of Oracle’s common stock on the New York Stock Exchange over the five trading days immediately preceding (but not including) the date on which the Effective Time occurs (rounded down to the nearest whole share and rounded up to the nearest whole cent, respectively). At the Effective Time, the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each Compensatory Award that is outstanding immediately prior to the Effective Time (each such vested portion of a Compensatory Award, a “Cashed Out Compensatory Award”) will not be assumed by Oracle and will, immediately prior to the Effective Time, be cancelled and extinguished in exchange for an amount in cash equal to (a) the product obtained by multiplying (1) the aggregate number of shares of Common Stock subject to such Cashed Out Compensatory Award immediately prior to the Effective Time by (2) the Merger Consideration less any per share exercise or purchase price of such Cashed Out Compensatory Award immediately prior to such cancellation, and (b) an amount equal to any dividend equivalent rights payable with respect to such vested portion of the Compensatory Award (such amounts payable hereunder, the “Compensatory Award Payments”) (except that any Cashed Out Compensatory Award that has an exercise or purchase price equal to or greater than the Merger Consideration will be cancelled for no consideration). The Compensatory Award Payments will be paid as soon as practicable following the Effective Time. The unvested portion of each Compensatory Award that is outstanding immediately prior to the time the Merger is consummated and held by a person who is not an employee of the Company or any of its subsidiaries will be canceled for no consideration.

The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. In the Merger, each outstanding share of Common Stock (other than (1) treasury shares; (2) shares held by Oracle, Parent or Merger Subsidiary; (3) shares held by any subsidiaries of the Company; or (4) shares held by a holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive cash in an amount equal to the Offer Price.

Any performance metrics relating to any Performance Award that, immediately prior to the Effective Time, remain subject to the achievement of such performance metrics will be deemed achieved at the greater of (1) target levels as of immediately prior to the Effective Time or (2) levels based on actual achievement of pro-rated performance goals through the Effective Time. Any Performance Awards that are deemed earned in accordance with the foregoing sentence will then (following the vesting of any Performance Award, in whole or in part, pursuant to its terms as a result of the transactions contemplated by the Merger Agreement) be subject to vesting based on continued service with the Company, Parent, Oracle or their respective subsidiaries through the scheduled vesting dates applicable to such awards.

Merger Subsidiary has agreed, subject to the terms and conditions of the Merger Agreement, to commence the Offer as promptly as reasonably practicable, but in no event later than 20 business days, after the date of the Merger Agreement. The consummation of the Offer will be conditioned on there having been validly tendered into and not withdrawn from the Offer a number of shares of Common Stock (excluding shares of Common Stock tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) that, together with any shares of Common Stock owned by Oracle, Parent or Merger Subsidiary immediately prior to the first time as of which the Merger Subsidiary accepts any shares of Common Stock for payment pursuant to the Offer, represents a majority of the issued and outstanding shares of Common Stock. Subject to the terms and conditions of the Merger Agreement, Merger Subsidiary shall extend the Offer in the event that the Offer conditions are not satisfied on or prior to the Initial Expiration Date (as defined in the Merger Agreement) to permit satisfaction of the conditions. The consummation of the Offer is also conditioned on (1) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, if applicable, approval under certain foreign antitrust laws, including the European Union; and (2) other customary conditions.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries after the date of the Merger Agreement and prior to the closing of the Merger. The Company is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding the acquisition of the Company. However, the solicitation restrictions are subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to the acquisition of the Company if the Company’s board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be a breach of its fiduciary duties to the stockholders of the Company under applicable law. The Company covenants to provide notice of, information regarding and customary matching rights to Parent for competing proposals.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) after complying with certain requirements. In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before June 21, 2022, subject to two automatic extensions of six months and a third six month extension at Oracle’s option and, subject to certain conditions, at the Company’s option, each in the event that certain conditions to the Offer have been satisfied at such time. The Merger Agreement further provides that the Company may be required to pay Parent a termination fee of $950 million, if the Merger Agreement is terminated under certain specified circumstances, including if an Adverse Recommendation Change (as defined in the Merger Agreement) has occured.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated into this report by this reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Subsidiary and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Support Agreements

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, Parent and Merger Subsidiary entered into Tender and Support Agreements, dated as of December 20, 2021 (the “Support Agreements”), with the Company’s Chief Executive Officer, David T. Feinberg, the Company’s Chief Financial Officer, Mark J. Erceg and each member of the Company’s board of directors, each in their capacity as a stockholder of the Company (collectively, the “Supporting Stockholders”). The Support Agreements obligate the Supporting Stockholders to tender their shares of Common Stock into the Offer and otherwise support the transactions contemplated by the Merger Agreement. The Supporting Stockholders collectively beneficially owned, in the aggregate, less than 1% of the outstanding shares of the Company’s common stock as of December 20, 2021. The form of Support Agreement is provided as Exhibit A to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 20, 2021, the Company and Oracle issued a joint press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Cerner, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Cerner, anticipated customer benefits and general business outlook. When used in this document, the words “can”, “will”, “expect” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Cerner, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibilities that the transaction will not close or that the closing may be delayed, that the anticipated synergies may not be achieved after closing, and that the combined operations may not be successfully integrated in a timely manner, if at all; the ability of Cerner to retain customers and key personnel and to maintain relationships with key suppliers; litigation or claims relating to the transaction or Cerner’s assets and business; general economic conditions in regions in which either company does business; the impact of the COVID-19 pandemic on how Cerner and its customers are operating their businesses and the duration and extent to which the pandemic will impact Cerner’s future results of operations; and the possibility that Cerner may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Cerner.

In addition, please refer to the documents that Cerner files with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Cerner’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by law, Cerner is not under any duty to update any of the information in this document.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of Cerner. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cerner, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO, and Cerner will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Cerner common stock are urged to read these documents carefully when they become available (as each may be amended or supplemented from time to time) because they will contain important information that holders of shares of Cerner common stock should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Cerner at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Oracle and Cerner file annual, quarterly and special reports and other information with the SEC, which are available at the SEC’s website at www.sec.gov.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2021, by and among Cerner Corporation, OC Acquisition LLC, Cedar Acquisition Corporation and Oracle Corporation*

99.1	Joint Press Release of Cerner Corporation and Oracle Corporation, dated December 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain of the exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) and 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: December 21, 2021	By:	/s/ Mark J. Erceg
Mark J. Erceg
Executive Vice President and Chief Financial Officer